U.S. Gold Corp. to Present at H.C. Wainwright 21st Annual Global
Investment Conference in New York City on September 9, 2019

ELKO, NV, August 29, 2019 – U.S. Gold Corp. (NASDAQ: USAU), a gold exploration and development company, is pleased to announce that Edward Karr, U.S. Gold Corp’s President & CEO will be participating and presenting at the 21st Annual Rodman and Renshaw Global Investment Conference in New York City.

The conference will be held on September 8-10, 2019 at the Lotte New York Palace Hotel. Mr. Karr will be presenting at 12:30pm on Monday, September 9th in the Stanford room on the 4th floor.

Mr. Karr will provide a Company update during the live presentation and will be available to participate in one-on-one meetings. Attendees include public companies, institutional investors, private investors and family offices. The conference is sponsored by H.C. Wainwright & Co.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone is an exploration property on the Cortez Trend in Nevada. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: changes in the price of gold and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. We make no representation or warranty that the information contained herein is complete and accurate, and we have no duty to correct or update any information contained herein.

INVESTOR CONTACT:

U.S. Gold Corp. Investor Relations:

+1-800-557-4550
ir@usgoldcorp.gold
www.usgoldcorp.gold